Cane Clark LLP		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague~	Scott P. Doney~	Facsimile: 702-944-7100
Email: bclark@caneclark.com

December 19, 2007

Mojo Shopping, Inc.
6620 Escondido Street, Suite E
Las Vegas, NV 89119

Re: Mojo Shopping, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Mojo Shopping, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,000,000 shares of the Company’s common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated December 19, 2007; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Delaware general corporate law, which includes the statutory provisions, all applicable provision of the Delaware Constitution, and reported judicial decisions interpreting these laws.

Very truly yours,

CANE CLARK LLP

/s/ Bryan R. Clark
Bryan R. Clark , Esq.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK LLP

/s/ Bryan R. Clark
Bryan R. Clark , Esq.